Exhibit 23.4




                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-64979) of Security Capital Group
     Incorporated of our report dated January 26, 2000 relating to the financial statements of Storage USA, Inc., which is incorporated by reference in the registration statement on Form S-4 (File No. 333-47926) of Security Capital Group Incorporated. We also consent to the reference to us under the heading "Experts" in the Registration Statement on Form S-3.

                                                 PricewaterhouseCoopers LLP



Memphis, Tennessee
December 15, 2000